EXHIBIT 107

Calculation of Filing Fee Tables

Form S-3
(Form Type)

Iradimed Corporation
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(1)	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee
Equity	Common Stock, $0.0001 par value per share	Rule 457(o)	—	—	$75,000,000	0.00014760	$11,070
—	—	—	—		—		—
—	—	—	—		—
Total Offering Amounts					$75,000,000		$11,070
Total Fee Offsets(2)							$5,192
Net Fees Due(2)							$5,878

(1)
An indeterminate aggregate number of shares of common stock of Iradimed Corporation (the “Registrant”) is being registered as may be issued from time to time at currently indeterminable prices with an aggregate maximum offering price not to exceed $75,000,000.

(2)
Pursuant to Rule 457(p) under the Securities Act of 1933, as amended (the “Securities Act”), the Registrant is offsetting the registration fee due under this Registration Statement on Form S-3 (this “Registration Statement”) to which this Exhibit 107 is a part by $5,192, which represents the portion of the registration fee previously paid by the Registrant with respect to $40,000,000 of unsold securities previously registered on the Registration Statement on Form S-3 (File No. 333-248192), initially filed with the Securities and Exchange Commission on August 20, 2020. Accordingly, the Registrant is only submitting $5,878 filing fees in connection with this Registration Statement.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
							Rule 457(p)

Fee Offset Claims	Iradimed Corporation	S-3(3)	333-248192	August 20, 2020		$5,192	(4)	(4)	(4)	$40,000,000
Fee Offset Sources	Iradimed Corporation	S-3(3)	333-248192		August 20, 2020						$5,192

(3)	The Registrant has either withdrawn each the registration statement or has terminated or completed any offering that included the unsold securities under the prior registration statement.

(4)	The securities offered thereunder were up to $40,000,000 aggregate initial offering price of such indeterminate number of shares of common stock.